   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1998
                                                           REGISTRATION NO. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ___________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                               ________________

                           ICG COMMUNICATIONS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   DELAWARE                                                        84-1342022
(STATE OR OTHER JURISDICTION OF                                 (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                            9605 EAST MAROON CIRCLE
                                 P.O. BOX 6742
                        ENGLEWOOD, COLORADO 80155-6742
                                (303) 572-5960

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                  NETCOM ON-LINE COMMUNICATION SERVICES, INC.
                  AMENDED AND RESTATED 1993 STOCK OPTION PLAN

                           (FULL TITLE OF THE PLAN)
                              __________________

                 H. DON TEAGUE, GENERAL COUNSEL AND SECRETARY
                           ICG COMMUNICATIONS, INC.
                            9605 EAST MAROON CIRCLE
                                 P.O. BOX 6742
                        ENGLEWOOD, COLORADO  80155-6742
                                (303) 572-5960

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                 _____________

                                   COPY TO:
                             LESLIE NICHOLS, ESQ.
                            SHERMAN & HOWARD L.L.C.
                          633 17TH STREET, SUITE 3000
                            DENVER, COLORADO  80202
                                (303) 297-2900


                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
                                                 Proposed           Proposed
                                            Maximum Offering         Maximum           Amount of
Title of Securities to be  Amount to be    Price Per Share (1)      Aggregate        Registration Fee
      Registered            Registered                           Offering Price            (1)
-----------------------------------------------------------------------------------------------------
Common Stock, $.01 par       8078 Shares         $25.00             $201,950             $60.00
value per share
-----------------------------------------------------------------------------------------------------

(1) Determined pursuant to Rule 457(h)(1) of the Securities Act of 1933, based upon the average high and low prices of the Common Stock in the Nasdaq National Market System on January 27, 1998.

          INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

   This Registration Statement is being filed pursuant to General Instruction E. of Form S-8 for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 23, 1998 (Registration Statement No. 333-39737) is hereby incorporated by reference


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

         See Exhibit Index and Exhibits at the end of this Registration
         Statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on January 28, 1998.

                                         ICG COMMUNICATIONS, INC.


                                         By: /s/ J. Shelby Bryan
                                             -------------------
                                             J. Shelby Bryan,
                                             President, Chief Executive Officer
                                               and Director


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Shelby Bryan and H. Don Teague, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


         Signature                      Title                    Date
         ---------                      -----                    ----

 /s/ William J. Laggett      Chairman of the Board         January 28, 1998
---------------------------      of Directors
     William J. Laggett

 /s/ J. Shelby Bryan         President, Chief Executive    January 28, 1998
---------------------------     Officer and Director
     J. Shelby Bryan        (Principal Executive Officer)


 /s/ James D. Grenfell         Executive Vice President and     January 28, 1998
--------------------------- Chief Financial Officer (Principal
     James D. Grenfell             Financial Officer)


 /s/ Richard Bambach               Vice President and           January 28, 1998
---------------------------       Corporate Controller
     Richard Bambach         (Principal Accounting Officer)


 /s/ Harry R. Herbst                    Director                January 28, 1998
---------------------------
     Harry R. Herbst

 /s/ Stan McLelland                     Director                January 28, 1998
---------------------------
     Stan McLelland

 /s/ Leontis Teryazos                   Director                January 28, 1998
---------------------------
     Leontis Teryazos

 /s/ Walter Threadgill                  Director                January 28, 1998
---------------------------
     Walter Threadgill

                                 EXHIBIT INDEX


     EXHIBITS
     --------


      5.1             Opinion of Counsel

     23.1             Consent of KPMG Peat Marwick LLP

     23.2             Consent of Counsel (included in Exhibit 5)

     24 Powers of Attorney (included in signature page of this Registration Statement)